EXHIBIT 16.1


                         [LETTERHEAD OF MANNING ELLIOTT]


June 11, 2002


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington,  D.C.  20549

To Whom It May Concern:

We have read Item 4 of HiEnergy Technologies, Inc.'s report on Amendment No. 1 to Form 8-K dated April 25, 2002, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in the Amendment No. 1 to Form 8-K.

Very truly yours,

/s/  Manning  Elliott

MANNING ELLIOTT, Chartered Accountants


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